Exhibit 10.1

IN8BIO, INC.

AMENDMENT NO. 1 TO SECURITIES PURCHASE AGREEMENT

This AMENDMENT NO. 1 TO SECURITIES PURCHASE AGREEMENT (this “Amendment”), dated as of April 27, 2025 (the “Effective Date”), amends that certain Securities Purchase Agreement (the “Agreement”), dated as of September 30, 2024, between IN8bio, Inc. (the “Company”) and each of the Investors party thereto. Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Agreement.

WHEREAS, pursuant to and in accordance with Section 5.5 of the Agreement, no amendment, modification, alteration, or change in any of the terms of the Agreement shall be valid or binding upon the parties thereto unless made in writing and duly executed by the Company and the Major Stockholders holding at least 85% in interest of the Securities then-held (the “Requisite Holders”);

WHEREAS, the Company and the undersigned Investors, constituting the Requisite Holders, desire to amend the Agreement as set forth herein; and

WHEREAS, in consideration for entering into this Amendment, the Company agrees to amend the Series B common stock purchase warrants (the “Series B Warrants”) to reduce the exercise price of such Series B Warrants to $0.45 per share, provided, however, that such Series B Warrants were not otherwise designated as being exercised or exchanged pursuant to the inducement letter agreements, dated April [•], 2025, with the Major Stockholders.

NOW, THEREFORE, in consideration of the rights and obligations contained herein, and for other good and valuable consideration, the adequacy of which is hereby acknowledged, the Company and Requisite Holders agree as follows:

1. Amendment to Definitions.

The definition of “Exempt Issuance” in Section 1.1 of the Agreement is amended and restated as follows:

“Exempt Issuance” means the issuance of (a) shares of Common Stock or options to employees, consultants, officers or directors of the Company pursuant to any stock or option plan duly adopted for such purpose, by a majority of the non-employee members of the Board of Directors or a majority of the members of a committee of non-employee directors established for such purpose for services rendered to the Company, (b) any securities in connection with the transactions pursuant to this Agreement and any securities upon the exercise or exchange of or conversion of any securities issued hereunder and/or other securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date of this Agreement, provided that such securities have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities (other than in connection with stock splits or combinations) or to extend the term of such securities, (c) sales pursuant to the Company’s “at-the-market” offering facility, (d) the issuance of the amended Series A warrants upon Closing, (e) and any Common Shares issued upon exercise of the Company’s Common Stock Equivalents, including the Series A and Series B warrants, and (f) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of the Company; provided, however, that, in the case of clause (e), such securities are issued as “restricted securities” (as defined in Rule 144) and carry no registration rights that require or permit the filing of any registration statement in connection therewith during the prohibition period in Section 4.9(a) herein, and provided that any such issuance shall only be to a Person (or to the equityholders of a Person) which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities.”

Section 4. No Other Amendments. Each reference to “this Agreement,” “hereunder,” “hereof” and other similar references set forth in the Agreement and each reference to the Agreement in any other agreement, document or other instrument shall, in each case, refer to the Agreement as modified by this Amendment. Except as and to the extent expressly modified by this Amendment, the Agreement is not otherwise being amended, modified or supplemented and shall remain in full force and effect and is hereby in all respects ratified and confirmed, and the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any party under the Agreement.

(Signature Page Follows)

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to Securities Purchase Agreement to be executed as of the date first above indicated.

COMPANY:

IN8BIO, INC.

By:	/s/ William Ho
Name: William Ho
Title: Chief Executive Officer

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to Securities Purchase Agreement to be executed as of the date first above indicated.

INVESTOR:

AIGH INVESTMENT PARTNERS, LP

By:	/s/ Orin Hirschman
Name: Orin Hirschman
Title: Manager, AIGH Capital Management LLC

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to Securities Purchase Agreement to be executed as of the date first above indicated.

INVESTOR:

WVP EMERGING MANAGER ONSHORE FUND, LLC – AIGH SERIES

By:	/s/ Orin Hirschman
Name: Orin Hirschman
Title: Manager, AIGH Capital Management LLC

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to Securities Purchase Agreement to be executed as of the date first above indicated.

INVESTOR:

ALYESKA MASTER FUND, LP

By:	/s/ Jason Bragg
Name: Jason Bragg
Title: CFO Alyeska Investment Group, LP

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to Securities Purchase Agreement to be executed as of the date first above indicated.

INVESTOR:

PUFFIN PARTNERS, LP

By:	/s/ Charles E. Gale
Name: Charles E. Gale
Title: Co-Manager

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to Securities Purchase Agreement to be executed as of the date first above indicated.

INVESTOR:

2010 MALCOM AND EMILY CRUT

By:	/s/ Malcom Fairbairn
Name: Malcom Fairbairn
Title: Trustee

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to Securities Purchase Agreement to be executed as of the date first above indicated.

INVESTOR:

BIOS CLINICAL OPPORTUNITY FUND, LP

By:	/s/ Aaron Fletcher
Name: Aaron Fletcher
Title: Manager

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to Securities Purchase Agreement to be executed as of the date first above indicated.

INVESTOR:

MONTROSE INVESTMENTS FUND I, LP

By:	/s/ Charles E. Gale
Name: Charles E. Gale
Title: Co-Manager